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                                                                    Exhibit 21.1

                                 Subsidiaries of
                        STERLING CHEMICALS HOLDINGS, INC.
                            As of September 30, 1999

Owns 100% of:

    Sterling Chemicals, Inc., a Delaware corporation

              Owns 100% of:

              Sterling Fibers, Inc., a Delaware corporation

              Sterling Chemicals Acquisitions, Inc., a Delaware corporation

                   Owns 100% of:

                   Sterling Pulp Chemicals Fuzhou, Ltd., an Ontario corporation

                   Sterling (Sask) Holdings Ltd., an Ontario corporation

                      Owns 100% of:

                      Sterling Pulp Chemicals (Sask) Ltd., an Ontario corporation

                           Owns 100% of

                           619220 Saskatchewan Ltd., a Saskatchewan corporation

              Sterling Chemicals International, Inc., a Delaware corporation

              Sterling Chemicals Energy, Inc., a Delaware corporation

              Sterling Chemicals Marketing, Inc., a Barbados corporation

              Sterling Canada, Inc., a Delaware corporation

                      Owns 100% of:

                      Sterling Pulp Chemicals US, Inc., a Delaware corporation

                           Owns 100% of:

                           Sterling Pulp Chemicals, Inc., a Georgia corporation

                      Sterling NRO, Ltd., an Ontario corporation

                      Sterling Pulp Chemicals, Ltd., an Ontario corporation